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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of TAM S.A. (File No. 333-147020), TAM Linhas Aéreas S.A. (File No. 333-147020-01) and TAM Capital Inc. (File No. 333-147020-02), of our report dated June 29, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F of TAM S.A., TAM Linhas Aéreas S.A. and TAM Capital Inc. (together, “TAM”) for the year ended December 31, 2009.

São Paulo, Brazil, June 29, 2010

/s/ PricewaterhouseCoopers Auditores Independentes
PricewaterhouseCoopers
Auditores Independentes